Exhibit n.4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Newtek Business Services Corp. and Subsidiaries

Our audit of the consolidated financial statements referred to in our report dated March 31, 2015, (appearing in the accompanying Pre-Effective Amendment No. 1 to the registration statement on Form N-2) also included an audit of the senior securities table of Newtek Business Services, Corp. and Subsidiaries (the “Company”) for the years ended December 31, 2014 and 2013 appearing in this Pre-Effective Amendment No. 1 to the registration statement on Form N-2. This table is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit of the consolidated financial statements.

In our opinion, the senior securities table for the years ended December 31, 2014 and 2013, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ McGladrey LLP

New York, New York

August 13, 2015